Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-27507, 333-37306, 333-36445, 333-39547, 333-60816, 333-45827, 333-118074, 333-118076, 333-132317, 333-132318, 333-159769, 333-160360 and 333-160368 of EMCORE Corporation on Form S-8, Registration Statement No. 333-111585 of EMCORE Corporation on Form S-4, Registration Statement Nos. 333-94911, 333-87753, 333-65526, 333-71791, 333-42514, 333-135639 and 333-160437 of EMCORE Corporation on Form S-3, and Post-Effective Amendment No. 1 to Registration Statement No. 333-149860 on Form S-3 to Form S-1 of our reports dated December 18, 2009, relating to the consolidated financial statements of EMCORE Corporation and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of EMCORE Corporation for the year ended September 30, 2009.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Dallas, Texas
December 29, 2009